Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our report dated October 8, 2026, relating to the abbreviated financial statements of the Video Solutions Business of Kustom Entertainment, Inc. (formerly Digital Ally, Inc.), as of and for the years ended December 31, 2025 and December 31, 2024 (which report includes a paragraph regarding the basis of accounting), appearing in this registration statement on Form S-1/A of Cycurion, Inc. dated November 10, 2026.

Houston, Texas

November 10, 2026